UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reed’s, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 9, 2015, Mark Beaton was hired as Chief Operating Officer of Reed’s Inc., a Delaware corporation (“Reed’s” or the “Company”), effective immediately.

Mark joined Reed’s Inc. in March 9, 2015 and brings over 17 years of experience directing high-volume, multi-site operations for major Fortune 500 CPG companies including Dr. Pepper/Snapple Group, Pepsi Bottling Group and United Parcel Service. Prior to joining Reed’s, Mark worked as Vice President of Operations at the Dr. Pepper/Snapple Group from June 2007 through September 2014 where he drove operational efficiencies and was responsible for leading and directing functions that focused on warehouse and distribution operations, inventory management, environmental health and safety and a corporate real estate portfolio. While at Dr. Pepper, Mark was responsible for leadership across the packaged beverage network of 160 distribution facilities that delivered 290 million cases and more than $5 billion of annual sales. He worked as a beverage manufacturing and distribution consultant from October 2014 – February 2015. Additional positions throughout Mark’s career include the Director of Supply Chain Technology and Warehousing at Cadbury Schweppes Bottling Group where he was responsible for developing and managing strategies for delivering productivity and process improvement across 166 distribution centers in North America. Mark also served in Production, Maintenance and Product Availability Manager Roles with the Pepsi Bottling Group. Mark began his career as a Hub Operations Supervisor at UPS and is a Certified Lean Six Sigma Green Belt who also served in the United States Army.

Mr. Beaton has not previously worked with Reed’s. There are no family relationships between Mr. Beaton and any director or other executive officer of the Company. Other than a base annual salary of $175,000 and 70,000 stock options priced at $6.46, there are no material plans, contracts or arrangement, compensatory or otherwise, between Reed’s and Mr. Beaton. The options vest as follows: 17,500 options vest March 11, 2016; 17,500 vest March 11, 2017; 17,500 options vest March 11, 2018 and 17,500 options vest March 11, 2019. The options expire March 11, 2020. There are no arrangements or understandings between Mr. Beaton and any person pursuant to which he was selected as Chief Operating Officer. Other than the relationship described herein, there is no currently proposed transaction in which the Reed’s was, is or will be a participant and in which Mr. Beaton had, has or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: March 13, 2015	By:	/s/ Christopher J. Reed
Christopher J. Reed,
Chief Executive Officer